As filed with the Securities and Exchange Commission on October 26, 2010

Registration No. 333-170007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form F-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SODASTREAM INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

N/A

(Translation of Registrant’s Name into English)

Israel	3630	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Daniel Birnbaum
Chief Executive Officer
SodaStream International Ltd.
Gilboa Street, Airport City,
Ben Gurion Airport 70100, Israel
+972 (3) 976-2301

(Address, Including ZIP Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

SodaStream USA, Inc.
One Mall Drive
Cherry Hill, NJ 08002
1-800-763-2258

(Name, Address, Including ZIP Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Brian B. Margolis Stuart R. Goldfarb Orrick, Herrington & Sutcliffe LLP 51 West 52nd Street New York, NY 10019 Tel: 212-506-5000 Fax: 212-506-5151	Chaim Y. Friedland Benjamin J. Waltuch Gornitzky & Co. 45 Rothschild Blvd. Tel Aviv 65784 Israel Tel: +972-3-710-9191 Fax: +972-3-560-6555	Colin Diamond Joshua Kiernan White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Tel: 212-819-8754 Fax: 212-354-8113	Barry Levenfeld Shiri Shaham Yigal Arnon & Co. 22 Rivlin Street Jerusalem 91000 Israel Tel: +972-2-623-9220 Fax: +972-2-623-9236

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is filed solely to file various exhibits as indicated in Item 8 of Part II. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7, or 9 of Part II of the Registration Statement.

Item 8. Exhibits and financial statement schedules

(a) The Exhibit Index is hereby incorporated herein by reference.

(b) Financial Statement Schedules.

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the Consolidated Financial Statements and related notes thereto.

II-1

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Airport City, Israel, on this 26th day of October, 2010.

SodaStream International Ltd.
By: /s/ Daniel Birnbaum Name: Daniel Birnbaum Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Daniel Birnbaum Daniel Birnbaum	Chief Executive Officer	October 26, 2010
* Daniel Erdreich	Chief Financial Officer	October 26, 2010
* Yuval Cohen	Chairman of the Board	October 26, 2010
* Shmoulik Barashi	Director	October 26, 2010
* Maurice Benady	Director	October 26, 2010
* Eli Blatt	Director	October 26, 2010
* Marc Lesnick	Director	October 26, 2010
* David Morris	Director	October 26, 2010
SodaStream USA Inc.
By: * Name: Gerard Meyer Title: President	Authorized Representative in the United States	October 26, 2010
*By: /s/ Daniel Birnbaum Daniel Birnbaum As Attorney-In-Fact

Exhibit index

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Articles of Association of the Registrant, as amended as of September 1, 2009, as currently in effect*
3.2	Form of Amended and Restated Articles of Association of the Registrant to become effective upon closing of this offering*
4.1	Specimen share certificate*
5.1	Opinion of Gornitzky & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)*
10.1	Form of Indemnification and Release Agreement*
10.2(a)	2007 Employee Share Option Plan*
10.2(b)	2010 Employee Share Option Plan
10.3(a)	Management Services Agreement, dated as of March 26, 2007, by and among (i) Soda-Club Enterprises N.V., on behalf of the several companies constituting the Soda-Club Group and (ii) Fortissimo Capital Fund GP, L.P., on behalf of the several parallel partnerships for which it serves as General Partner, as well as Fortissimo Capital Management Ltd.*
10.3(b)	Amendment to the Management Services Agreement, dated as of October 21, 2010, by and among SodaStream International Ltd. and Fortissimo Capital Fund GP, L.P.
10.4	Amended and Restated Shareholders Agreement, dated as of October 21, 2010, by and among SodaStream International Ltd. and certain of the holders of the Company’s ordinary shares.
21.1	List of Subsidiaries*
23.1	Consent of Somekh Chaikin, a member firm of KPMG International*
23.2	Consent of Gornitzky & Co., Israeli counsel to the Registrant (included in Exhibit 5.1)*
23.3	Consent of Ciao Surveys GmbH*
23.4	Consent of Intervjubolaget Imri AB*
23.5	Consent of Ipsos Tambor, s.r.o.*
23.6	Consent of Panels Limited Ltd.*
23.7	Consent of Spinach Ltd.*
24.1	Power of Attorney (included in signature page to Registration Statement)*
99.1	Consent of Daniel Birnbaum (Director Nominee)*
99.2	Consent of Eytan Glazer (Director Nominee)*
99.3	Consent of Lauri A. Hanover (Director Nominee)*

*	Previously filed.